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                                                             EXHIBIT NO. 11
                                                             --------------

                       COMPUTATION OF EARNINGS PER
                       ---------------------------

                              COMMON SHARE
                              ------------

        Basic earnings per share is computed by dividing net income by the weighted average common shares outstanding.

                                                      Three Months Ended             Six Months Ended
                                                            June 30,                     June 30,
                                                  -------------------------     ------------------------
                                                      1998          1997           1998          1997
                                                  ----------     ----------     ----------    ----------
                                                       (dollars in thousands, except per share data)
BASIC:

Average common shares outstanding                  9,574,347      9,511,976      9,558,237     9,274,645
                                                  ==========     ==========     ==========    ==========
Net income                                        $    4,650     $    3,497     $    9,090    $    6,840
                                                  ==========     ==========     ==========    ==========
Basic earnings per common share                   $      .48     $      .37     $      .95    $      .74
                                                  ==========     ==========     ==========    ==========


         Diluted earnings per share gives effect to the weighted average shares outstanding, average dilutive common share equivalents and shares which would have resulted from conversion of outstanding convertible debentures and to the related reduction in interest expense on an after-tax basis.

                                                     Three Months Ended             Six Months Ended
                                                           June 30,                      June 30,
                                                  -------------------------     -------------------------
                                                     1998           1997           1998          1997
                                                  ----------     ----------     ----------    -----------
                                                       (dollars in thousands, except per share data)
DILUTED:

Average common shares outstanding                  9,574,347      9,511,976      9,558,237     9,274,645
Average common stock equivalents of
     options outstanding-based on the
     treasury stock method using market price        329,083        154,812        334,053       159,189
Convertible debenture common stock equivalents                                                   236,286
                                                  ----------     ----------     ----------    ----------
                                                   9,903,430      9,666,788      9,892,290     9,670,120
                                                  ==========     ==========     ==========    ==========

Net income                                        $    4,650     $    3,497     $    9,090    $    6,840
Plus:  Convertible debenture interest,
           net of federal income tax effect                                                           35
                                                  ----------     ----------     ----------    ----------
                                                  $    4,650     $    3,497     $    9,090    $    6,875
                                                  ==========     ==========     ==========    ==========
Diluted earnings per common share                 $      .47     $      .36     $      .92    $      .71
                                                  ==========     ==========     ==========    ==========
